CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 29, 2015, except for Note R as to which the date is May 26, 2016, with respect to the consolidated financial statements and schedule of Ferrellgas, L.P. for the year ended July 31, 2015, included in this Current Report on Form 8-K. We consent to the incorporation by reference of said reports in the Registration Statements of Ferrellgas, L.P. and Ferrellgas Finance Corp. on Form S-4 (File No. 333-210534).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
May 26, 2016